COMMISSION FILE NO. 1-8491

                                   EXHIBIT 11

                      HECLA MINING COMPANY AND SUBSIDIARIES

       CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

       For the Years Ended December 31, 2001, 2000 and 1999 and Six Months
                               ended June 30, 2002

                                                      June 30,               Year Ended December 31,
                                                    ------------    --------------------------------------------
                                                        2002            2001            2000            1999
                                                    ------------    ------------    ------------    ------------
Shares of common stock issued at
beginning of period                                   73,068,796      66,859,752      66,844,575      55,166,728

The incremental effect of the issuance
of stock related to MRIL acquisition                          --              --              --       3,908,479

The incremental effect of the issuance of
new shares for cash, net of issuance costs                    --       2,395,784              --       3,185,198

The incremental effect of the issuance of
stock held by grantor trust                                   --          16,695           3,589         110,241

The incremental effect of the issuance
of new shares under Stock Option and
Warrant Plans                                            976,008         182,290           5,333          38,041

The incremental effect of the issuance
of stock related to unearned compensation                 57,105           3,173              --              --

The incremental effect for the issuance of stock
as compensation                                          359,398              --              --              --
                                                    ------------    ------------    ------------    ------------

                                                      74,461,307      69,457,694      66,853,497      62,408,687

Less:
Weighted average treasury shares held                     35,195          62,116          62,112          62,110
                                                    ------------    ------------    ------------    ------------

Weighted average number of common shares
outstanding during the period                         74,426,112      69,395,578      66,791,385      62,346,577
                                                    ============    ============    ============    ============